UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2014

Forward Industries, Inc.
(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Rosemary Ave., Suite 219 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (561) 465-0030

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Bylaws

On May 28, 2014, the Board of Directors (the “Board”) of Forward Industries, Inc. (the “Company”) approved an amendment to the Third Amended and Restated By-laws of the Company (the “Amendment”), which became effective upon its adoption by the Board.  The Amendment provides that in connection with the Company’s 2014 annual meeting, in the event that the date of the annual meeting is not changed more than 30 days before or more than 30 days after the anniversary of the preceding year’s annual meeting, the deadline for shareholder notices of nominations will be extended until the close of business on June 27, 2014.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of the Third Amended and Restated By-Laws of Forward Industries, Inc., dated May 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2014	By:	/s/ Robert Garrett, Jr.
		Name:	Robert Garrett, Jr.
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment of the Third Amended and Restated By-Laws of Forward Industries, Inc., dated May 28, 2014